Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos 333-133601-99, 333-133599-99, 33-46724-99, 33-57675-99, 33-62394-99, 333-17407-99, 333-25857-99, 333-53912-99, 333-80511-99, 333-107450-99, 333-107451-99 and 333-179329) of Noble Corporation, a Swiss Corporation (“Noble-Swiss”), of our report dated February 27, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 27, 2012